Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-177163) of Fortune Brands Home & Security, Inc. of our report dated June 27, 2022, relating to the financial statements and supplemental schedule of Fortune Brands Home & Security Hourly Employee Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Chicago, Illinois

June 27, 2022